FGBC BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the registration statements on Forms S-8 Nos. 333-136711 and 333-136712 (both dated August 18, 2006) and No. 333-144080 (dated June 27, 2007) of our report dated March 12, 2009 with respect to the consolidated financial statements of FGBC Bancshares, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia
March 27, 2009